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                                                                   EXHIBIT
                                                                   99.1


                                NOVA CORPORATION
   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 24, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NOVA CORPORATION

  The undersigned hereby appoints Edward Grzedzinski and James M. Bahin, and each of them, as proxies to act for and in the name of the undersigned to vote all shares of Common Stock of NOVA Corporation which the undersigned is entitled to vote at a Special Meeting of Shareholders, to be held at NOVA's corporate headquarters, One Concourse Parkway, Suite 300, Atlanta, Georgia 30328 on September 24, 1998 at 10:00 a..m., Atlanta, Georgia, and at any and all adjournments or postponements thereof, as indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1. The approval and adoption of the Agreement and Plan of Merger dated as of June 17, 1998, among NOVA Corporation, Church Merger Corp. and PMT Services, Inc. (Check applicable box.)
 [_] FOR   [_] AGAINST   [_] ABSTAIN

2. The authorization and approval of an amendment to the Articles of Incorporation of NOVA Corporation to increase the number of authorized shares of Common Stock of NOVA Corporation to 200,000,000 from 50,000,000 shares. (Check applicable box.)
 [_] FOR   [_] AGAINST   [_] ABSTAIN

3. The authorization and approval of an amendment to the NOVA Corporation 1996 Employees Stock Incentive Plan to increase the number of shares of Common Stock of NOVA Corporation issuable thereunder to 6,000,000 from 2,000,000. (Check applicable box.)
 [_] FOR   [_] AGAINST   [_] ABSTAIN

 In their discretion, the proxies are authorized to vote upon such other business matters as properly may come before the Special Meeting and at any and all adjournments or postponements thereof.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(continued, and to be dated and signed on the reverse side).

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                          (continued from other side)

  This proxy card, when properly executed, will be voted as directed herein. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES "FOR" THE APPROVAL OF PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS MATTERS ARE PROPERLY PRESENTED AT THE SPECIAL MEETING, THIS PROXY CARD WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. At the present time, the Board of Directors knows of no other business matters to be presented to a vote of the shareholders at the Special Meeting.

  If the undersigned elects to withdraw this proxy card at or before the time of the Special Meeting or any adjournments or postponements thereof and notifies the Secretary of NOVA Corporation at or prior to the Special Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. The undersigned may withdraw this proxy card in the manner described above, or by submitting a duly executed and later dated proxy card, or by appearing and voting in person at the Special Meeting all shares of Common Stock of NOVA Corporation owned by the undersigned as of the record date of August 20, 1998.

  The undersigned hereby revokes any previous proxies submitted with respect to the matters covered by this proxy card.

  The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders to be held September 24, 1998, and the related Joint Proxy Statement/Prospectus.

                                       Please mark this card on the reverse
                                       side and then date and sign this proxy
                                       card below exactly as your name appears
                                       on the NOVA Corporation stock records.
                                       When shares are held jointly, both
                                       holders should sign. When signing as
                                       executor, attorney, administrator,
                                       trustee, custodian or guardian, please
                                       give the full title. If the holder is a
                                       corporation or partnership, the full
                                       corporate or partnership name should be
                                       provided and this card executed by a
                                       duly authorized officer.
                                       Dated ________ , 1998
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                                       Signature
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                                       Signature, if shares held jointly
                                       Do you plan to attend the Special
                                       Meeting? [_] YES [_] NO